EXHIBIT 4.1

CERTIFICATE OF TRUST

OF

CULLEN/FROST CAPITAL TRUST II

This CERTIFICATE OF TRUST of Cullen/Frost Capital Trust II (the “Trust”) is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

(a) Name. The name of the statutory trust being formed hereby is Cullen/Frost Capital Trust II.

(b) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

(c) Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee

By:	/s/ Patrick Burns
	Name:	Patrick Burns
	Title:	Senior Vice President